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Exhibit 10.1

FS Corp. Supply Agreement

Table of Contents

Section I—OPERATIONAL TERMS

Lucent Technologies
Bell Labs Innovations
FS Corp. Supply Agreement

Table of Contents

List of Attachments

        The following attachments are hereby made part of this Agreement:

        Attachment A—Products and Pricing

        Attachment B—Product Specifications

        Attachment C—ODS Content Certification Form

        Attachment D—Order Fulfillment Process Document, Rev. 1.0

        THIS SUPPLY AGREEMENT ("Agreement") is entered into as of June 1, 2001 ("Effective Date") by Lucent Technologies Inc., a Delaware corporation having a principal place of business at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("Company") and FS Corp., a Delaware corporation having a principal place of business at 67 Whippany Road, Whippany, New Jersey 07981-0903 ("Supplier").

        WHEREAS Company and Company's affiliated entities as defined in the clause ORDERING COMPANIES desire to purchase from Supplier on an as-ordered basis (subject to the minimum purchase obligations set forth in the clause PURCHASE COMMITMENT) certain Products and Services further described below and,

        WHEREAS Supplier desires to sell to Company such Products and Services ordered from time to time by Company in accordance with the terms and conditions set forth below.

        NOW THEREFORE, in exchange for mutually beneficial consideration, the sufficiency of which is hereby acknowledged, Company and Supplier agree as follows:

Section I—OPERATIONAL TERMS

Article 1—Effective Period Of Agreement

        The effective period of this Agreement shall commence on the Effective Date and shall, except as otherwise provided in this Agreement, continue in effect thereafter for a period of forty (40) months ("Term"), or a longer term if required per the clause CONTINGENCIES/DEPENDENCIES ON THE NOVUS SUPPLY AGREEMENT. Expiration of this Agreement shall not affect the obligations of either party to the other under the Orders accepted pursuant to this Agreement.

Article 2—Novus Transition Period and Interim Supply Agreement

        There will be a period of time between the Effective Date of this Agreement and the time when Supplier establishes contractual privity with the buyer of Company's Columbus manufacturing facility ("Novus EMS") which is hereby defined as the "Novus Transition Period." It is the belief of Company and Supplier that the Novus Transition Period will be six (6) months or less to allow Supplier and Novus EMS to implement the necessary infrastructure to conduct business with each other. During the Novus Transition Period, Company will serve as Supplier's contract manufacturer for Product. Company's roles and responsibilities as Supplier's Contract Manufacturer during the Novus Transition Period are defined in a separate agreement hereby defined as the "Interim Supply Agreement."

Article 3—Novus Supply Agreement

        The External Manufacturing Services Supply Agreement currently being negotiated between Company and the Novus EMS is hereby referred to as the "Novus Supply Agreement".

Article 4—Business Relationship

        Company and Supplier acknowledge that a strategic relationship is needed by Company in order to insure the ongoing continuity of supply and service to Company's end customers. As a strategic supplier to Company, Supplier agrees to, within reason, (i) participate in Company's Strategic Supplier Council, (ii) work collaboratively with Company, as requested, in support of Company's product planning, systems engineering, and architectural design activities with respect to power amplifiers, and (iii) participate in Supply Chain Network's Supplier Relationship Program.

        The terms and provisions herein are based on the unique relationship between Company and Supplier and are for the sole benefit of Company, Ordering Companies, and Supplier. The terms and provisions of this Agreement cannot be relied on or used by Novus EMS or any other third party manufacturer not a signatory hereto.

Article 5—Purchase Commitments

        For a period of 40 months, commencing on June 1, 2001, Lucent agrees to purchase a minimum of $350 million of Product per Lucent fiscal year ("Annual Purchase Commitment"), for each full year of the Agreement, which fiscal year commences on October 1, 2001. The Annual Purchase Commitment will be administered quarterly, with a Quarterly Purchase Commitment equal to the Annual Purchase Commitment divided by four quarters multiplied by 80% (to allow for fluctuations in business volume from quarter to quarter) or $70 million per quarter.

        The commitment period for fiscal year 2001 is defined as the time from the start of the Term through the end of fiscal 2001. The purchase commitment for this period will be based on the annual commitment of $350 million pro-rated to cover the number of days in the commitment period.

        Performance against the commitment will include all completed purchases of and payment for the Products made during the commitment period, net of all volume price considerations. Performance against the commitment will include completed purchases from Ordering Companies.

        On the last day of fiscal quarters one through three, a true-up will be calculated based on the Quarterly Purchase Commitment defined above. Failure to meet the minimum Quarterly Purchase Commitment shall result in a True-up Payment to be made by Company to Supplier no more than thirty (30) days from the end of the fiscal quarter. The True-up Payment shall be calculated as follows:

  (Difference between the Quarterly Purchase Commitment and Actual Product Purchases during such quarter)x(.25) = Company Quarterly True-up Payment

        At the end of each fiscal year, an annual True-up will be conducted based on the Annual Purchase Commitment for that year's commitment period. The Annual True-up will be calculated as follows:

  (Annual Purchase Year Commitment less Actual Product Purchases in such fiscal year)x(.25)—(any quarterly Lucent True-up Payments made during such fiscal year) = Company Annual True-up Payment

        In the event that Company makes any Quarterly True-up Payments during the course of a year, but meets or exceeds its Annual Purchase Commitment, Supplier will refund 100% of the True-up Payments by any of the following methods to be selected by Company (on no less than 30 days advance notice):

  •
  Full cash refund; or

  •
  Credit towards future purchases; or

  •
  Price reductions on future purchases; or

  •
  Apply credit towards any future True-up Payments

Article 6—Changes to Purchase Commitment

        Company and Supplier reserve the right to review and propose modifications to the Annual and Quarterly Purchase Commitments, based on changes in technology, market, and industry trends (e.g., mobile subscriber growth, mobile penetration rates, catastrophic events, and industry wide component shortages) and Supplier's overall performance. No changes shall be approved until mutually agreed upon by both Parties.

        Notwithstanding the above, upon no less than five (5) business days prior written notice to Supplier, Company may suspend any or all of the then remaining Purchase Commitments (pertaining to an individual product or products), subject to the effectiveness conditions ("Effectiveness Conditions") set forth below, if:

  (1)
  The product experiences an Epidemic Failure as defined in the EPIDEMIC CONDITION section of this Agreement.

  (2)
  Supplier, for any reason, cannot deliver products in accordance with standard order intervals as established pursuant to this Agreement, where such failure is caused solely by Supplier and not by Company or the Novus EMS,

  (3)
  Supplier fails to meet 75% of the agreed shipping or completion of performance schedules established in Orders issued and accepted pursuant to this Agreement in a calendar quarter,

  (4)
  Supplier is in material breach of this Agreement.

        Any such suspension shall commence effective with the date of the notice and continue until the earlier of (a) the end of any applicable period for cure set forth in this Agreement, (b) Company's agreement, not to be unreasonably withheld or delayed, that the matter giving rise to the suspension has been resolved to Company's satisfaction, and (c) the Party's agreement that the suspension period should be terminated. Company's Purchase Commitment shall be reduced on a pro-rata basis for the period of any such suspension by an amount equivalent to the quantity of the product or products that were planned to be purchased during the suspension period. Calculation of the commitment reduction shall be limited to the product or products that gave rise to the suspension. The ending of the suspension shall not revive Company's obligation with respect to the amount of the reduction.

        If a suspension commences as described above, and the matter giving rise to the suspension has not been by then resolved to Company's reasonable satisfaction, Company reserves the right upon written notice to Supplier to terminate all or any portion of the then remaining Purchase Commitments associated with the individual product or products that gave rise to the suspension at any time after the later of the end of the stated suspension period and the end of any applicable period for cure set forth in this Agreement.

        In the event that it is determined that the relevant Effectiveness Condition is not valid, then the Company's obligations with respect to the obligations set forth in the clause PURCHASE COMMITMENTS shall be retroactively reinstated.

Article 7—Payment Terms

        Payment shall be made no later than the 2nd business day of the 2nd calendar month following the date of a correct invoice. Payment Terms will be adjusted, if necessary, to ensure that the Payment Terms match the payment terms set forth in the Novus Supply Agreement. During the Novus Transition Period, payments shall be processed in accordance with Attachment D.

Article 8—Products

        For the purpose of this Agreement, the term "Product" or "Products" shall include various power amplifiers that are included in Attachment A, and any additional products that the parties may in the future agree that Supplier shall provide to Company in accordance with the terms and conditions of this Agreement. Products listed in Attachment A are categorized as follows:

  General Availability Products—products that are Generally Available as of the effective date.

  Pre-General Availability Products—Products currently in design, but not yet Generally Available

        Products shall be identified by Company's part number ("Comcode") and manufactured in accordance with the current Product Specifications which shall be identified and incorporated into the respective Orders. Standard Order intervals will be established by mutual agreement after the Novus Transition Period.

Article 9—Services

        Unless otherwise agreed to between the parties in writing, for the purposes of this Agreement, the term "Service" or "Services" may include but shall not be limited to: out-of-Warranty repair, prototyping, distribution or other services as Company may request and Supplier may provide, from time to time that may be described in more detail in various statements of work or Orders. Unless otherwise agreed to in writing between the parties, Supplier shall perform all Services in accordance with the terms and conditions set forth in this Agreement. Service fees shall be charged at a mutually agreed upon price.

        Company may contract with Supplier, on mutually agreeable terms and conditions, to provide current engineering and Repair Service and Return (RS&R) support Services for mature and/or end-of-life Products that may not be manufactured by Supplier.

Article 10—Specifications or Drawings

        Specifications (referred to herein as "Specifications") covering the Products described in Attachment A, are made a part of this Agreement and incorporated in this Agreement by reference. A list of current Product Specifications, is included in Attachment B. Company represents that it is providing to Supplier all Specifications reasonably necessary and in sufficient detail for Supplier to fulfill its obligations under this Agreement with respect to Products described on Attachment A. The Specifications may change to correct inaccuracies in the Specifications as initially delivered and required changes shall be by mutual agreement of Company and Supplier. Orders with Specification changes shall only be presented in accordance with the provisions for Product Changes set forth in this Agreement, or as otherwise agreed upon in writing between Company and Supplier.

        Supplier agrees to provide to Company the technical or commercial specifications that define the Product's functional performance as developed by Supplier upon Company's request.

Article 11—Exclusivity

        Company and Supplier will enjoy a six-month exclusive buyer-supplier relationship for the [            ](1) amplifier known as [            ](1). This period will begin upon the first commercial shipment to Lucent or January 1, 2002, whichever is sooner. During the exclusivity period, Supplier will not ship the [            ](1), in volume, to customers other than Ordering Companies. Supplier retains the right to market the [            ](1), conduct trials with potential customers, negotiate supply agreements, and perform any other commercial activities other than shipping in volume to non-Ordering Companies as described above. If an extraordinary opportunity arises for Supplier to sell the [            ](1) to another customer during the exclusivity period, Supplier shall seek a waiver of the exclusivity requirement from Company and Company shall grant such waiver subject to reasonable conditions to be mutually determined. Exclusivity does not restrict Supplier's right to design and develop other amplifiers for the [            ](1) or [            ](1) markets, provided the form factor of such product differs from the [            ](1) form factor by greater than 20% in at least one physical dimension. No exclusivity is granted to Company for the supply of any Products other than the [            ](1).

(1)
Confidential portions omitted and filed separately with the Commission.

Article 12—Special Pricing

        The [            ](1) prices have been heavily discounted to support Company's initial introduction of [            ](1) base station products. This special pricing shall apply only up to the volumes defined in the initial Company forecast as shown below and subject to the volume considerations shown in Attachment A. Prices for quantities above these volumes are defined in Attachment A. If Company has ordered the [            ](1) for delivery in a fiscal year and Supplier cannot deliver completely against that order in that fiscal year, the fiscal year's special price will be preserved for the balance of the order up to the maximum volume discount.

(1)
Confidential portions omitted and filed separately with the Commission.

Maximum [ ](1) Quantity Purchase for Special Pricing	FY2001		FY2002		FY2003		FY2004
	[	](1)	[	](1)	[	](1)	[	](1)

(1)
Confidential portions omitted and filed separately with the Commission.

Article 13—Sales And Marketing Of Products

        During the term of this Agreement, Company shall be Supplier's preferred distribution channel to all current and future service provider customers utilizing Company's wireless base station equipment. During the term of this Agreement, Supplier will not sell Product, without Company's reasonable approval, directly to wireless service providers for use with Company base stations and will direct inquiries for Product from service provider customers to the appropriate Company associate. This requirement is intended to allow Company to manage the sale of spares and individual amplifiers to its service provider customers and shall only apply to the Products currently listed in Attachment A. To the extent requested by Supplier, Company agrees to use Supplier to supply customers identified by Supplier to Company as inquiring about Products or services for the Products.

Article 14—Manufacturing Sourcing Requirements

        Supplier commits that it shall utilize, during the term of and subject to the provisions of this Agreement, the Novus EMS as Supplier's manufacturing source location for a percentage of Supplier's manufacturing requirements for Products that are sold to Company. The exact percentage requirement shall be identical to the requirements percentage defined in the Novus Supply Agreement between Lucent and the Novus EMS, unless otherwise agreed to by Company and Supplier. It is expressly understood and agreed that if Novus EMS is in breach of the Novus Supply Agreement (after due notice and opportunity to cure), then Supplier shall have the right to use another manufacturer to meet its obligations under this Agreement (as more fully set forth in the SUSPENSION OF AGREEMENT BY SUPPLIER clause) and that nothing herein shall prohibit Supplier from having recourse against Novus EMS for damages incurred by Supplier.

        Company acknowledges that the terms of this Agreement contain certain assumptions regarding the terms and conditions of the Novus Supply Agreement. In exchange for Supplier's commitment to utilize Novus EMS as Supplier's manufacturing supply source (as set forth in the preceding paragraph), Company agrees to indemnify and hold harmless Supplier from any adverse effect directly caused by any terms and conditions in the final Novus Supply Agreement that are inconsistent with the assumptions used to develop the terms and conditions of this Agreement. Company and Supplier will mutually agree to various remedies to keep Supplier whole, including, but not limited to, adjustments to product prices, repair prices, service fees, product lead times, repair intervals, volume commitments and cure periods. In addition, Company and Supplier acknowledge and agree that modifications, which shall be mutually agreed upon, to the terms and conditions of this Agreement may be required as a result of the final terms and conditions of the Novus Supply Agreement.

        Further, Company and Supplier agree that when Novus EMS and Supplier have reached the point where they can enter into a direct supplier/customer relationship, independent of Company, the Company will either assign the Novus Supply Agreement to Supplier or Supplier and Novus EMS will replicate the Novus Supply Agreement; i.e. Supplier will receive the same supply agreement that Company had with Novus EMS, except that the Supplier's name will be put throughout the agreement replacing Company.

Article 15—Contingencies/Dependencies on the Novus Supply Agreement

        The Parties agree that mutually agreed upon reasonable modifications to the terms and conditions of the Agreement will be required as a result of the final terms and conditions of the Novus Supply Agreement once replicated or assigned (with respect to obligations associated with the Products) to Supplier.

        The following illustrate known contingencies or dependencies that will exist between this Agreement and the Novus Supply Agreement. The Parties recognize that other contingencies or dependencies may exist or arise as a result of the Novus negotiations and will be added to this list:

  •
  Pricing from Novus EMS to Supplier

  •
  Repair and Return Process, Turnaround Time, and Pricing from Novus EMS to Supplier

  •
  Warranty period and scope from Novus EMS to Supplier

  •
  Stranded Inventory and other related liabilities from Novus EMS to Supplier

  •
  Payment Terms between Novus EMS and Supplier

  •
  Manufacturing Sourcing Requirements from Novus EMS to Supplier

  •
  Product Order Intervals and Lead Times

  •
  Damage provisions

  •
  Cure Periods

Article 16—Ordering Companies

        Company or any affiliated corporation, partnership, or venture, both U.S. and foreign (collectively, the "Affiliates"), as may be designated in writing by Company, may order under this Agreement provided it is creditworthy in the reasonable opinion of Supplier. An affiliated corporation, partnership, or venture is an entity, a majority of whose voting stock or ownership interest is owned directly or indirectly by Company. Any contract or order issued under this Agreement will be a contractual relationship between the Ordering Company and the Supplier and Supplier shall look only to the Ordering Company for performance of the Ordering Company's obligations under such contract or order.

        Company reserves the right to enable certain designated Company subcontractors or suppliers, which are not in the business of manufacturing the Products or equipment similar to the Products, the opportunity to purchase Products at the prices set forth in this Agreement, subject to Supplier's approval which approval shall not be unreasonably withheld. As a result, Company may authorize in writing to Supplier and Supplier agrees in writing to sell and/or ship Products to such approved Company subcontractors or suppliers. Any purchase order issued by a Company subcontractor or supplier will be a contractual relationship between Supplier and such subcontractor or supplier, and Supplier shall look only to such subcontractor or supplier for performance of its respective obligations under such purchase order unless otherwise agreed in writing between Company and Supplier. Any purchase by Company's Affiliates, subcontractors or suppliers, if and when fully paid, shall be included in Company's purchase volumes for the purpose of meeting Company's Purchase Commitment under this Agreement.

Article 17—Pricing

A.    Pricing During the Novus Transition Period

        The Parties recognize that during the Novus Transition Period actual manufacturing costs may be unclear. The parties agree to develop mutually agreeable prices that shall apply during the Novus Transition Period. Said prices shall be based on cost assumptions to be set as close to actual costs as reasonably possible plus a mutually agreed upon Supplier mark-up that will be set to provide an overall Supplier gross margin of no less than [            ](2) percent on Products.

(2)
Confidential portions omitted and filed separately with the Commission.

B.    Methodology for Establishing Initial Prices Beyond the Novus Transition Period

        The initial prices as set forth in Attachment A (the "Initial Prices") are based on certain assumptions that may change as a result of the final negotiations of the Novus Supply Agreement. The Parties agree that actual costs from the Novus EMS may be different than the assumptions shown in the chart below and the Parties agree that prices will be adjusted, as appropriate, to fully reflect any differences between assumed and actual costs.

        The Novus EMS Mark-up assumption is based on the "Lucent Technologies Per Unit Pricing Formula" version 2.0 as included in the Novus Supply Agreement. It is assumed this pricing formula will be used to derive the prices the Novus EMS will charge to Supplier for the Products manufactured.

        The Initial Prices were derived based on the following Cost of Goods Sold (COGS) assumptions, where

  COGS = MOC × (1+EMS Markup),
  and where:

  MOC = the product's Material Only Cost (MOC), and

  EMS Markup = Novus EMS Price to Supplier less the MOC as a percentage of MOC. The Novus EMS Price is the price charged to the purchaser under the Novus Supply Agreement (which shall include all charges by the Novus EMS required to manufacture and deliver the finished Product).

Product	Initial MOC Assumption			EMS Markup (% of MOC)
850 ULAM (P2)	$	[	](3)	[	%](3)
1900 ULAM (P2)	$	[	](3)	[	%](3)
1900 ULAM (P3)	$	[	](3)	[	%](3)
CLAM (v1)	$	[	](3)	[	%](3)
PLAM (v1)	$	[	](3)	[	%](3)
ILAM (v1)	$	[	](3)	[	%](3)
PCS DBS (44WA39)	$	[	](3)	[	%](3)
850 DBS (ECJ2B)	$	[	](3)	[	%](3)

(3)
Confidential portions omitted and filed separately with the Commission.

C.    Revisions to Initial Prices

        The Parties understand and agree that the Initial Prices are based on the COGS assumptions shown above. After the execution of the Novus Supply Agreement, the COGS assumptions will be replaced with the actual COGS from the Novus EMS to Supplier; but it is understood and agreed that the Supplier's Markup shall be preserved such that Supplier's overall gross margin remains at or above [            ](3) percent.

(3)
Confidential portions omitted and filed separately with the Commission.

        Any cost impact resulting from modifications to the pricing model, or to any of the individual cost factors that feed the model, will result in revisions to the Initial Prices calculated as follows and will result in an amendment to Attachment A with revised Initial Prices ("Revised Initial Prices").:

  Revised Initial Price = Initial Price × (1 + C)
  where:

      Initial Price = product price as shown in Attachment A, and

        C = % change in initial COGS.

D.    Volume Based Prices

        Discounted prices for volume purchases are shown in Attachment A and shall apply to each individual purchase order placed by Company. Should actual shipments fail to meet the ordered quantity required to qualify for the discounted price or exceed the quantity required to receive a greater discount, a true-up process will be conducted at the end of each fiscal year.

Article 18—Price Adjustments

        Due to Lucent's Manufacturing Sourcing Requirement that Supplier utilize the Novus EMS for the manufacture of Products, the Parties agree that any changes in the prices charged by Novus EMS to Supplier as a result of a change in the below cost elements will be passed on to Company in the form of price adjustments so that Supplier's overall gross margin is not affected by Novus EMS's price changes. If requested by Company, Supplier will substantiate changes in prices with proof reasonably satisfactory to Company. Changes in the cost elements listed below are limited to changes driven by the Novus EMS and do not include changes driven by Supplier such as cost changes resulting from the correction of design defects or design improvements that alter material or labor costs. The foregoing does not apply to Product manufactured by other than the Company or the Novus EMS.

        It is assumed that the price charged by the Novus EMS to Supplier is derived using the "Lucent Technologies Per Unit Pricing Formula" version 2.0, and Price Adjustments will be calculated as follows:

  New Price = Old Price × (1 + C)
  where:

    Old Price = the current product price prior to incorporating COGS impact
    C = % impact on COGS, and, for the purposes of this calculation, only those costs elements outlined below shall be included in determining the value of C:

  Cost Elements of the "Lucent Technologies Per Unit Pricing Formula" to be Included in Price Adjustment Calculations*:

    1.
    Material Direct and Overhead (Raw Material Mark-up Rate)

    2.
    Value Add Direct and Overhead.

    3.
    Labor Rate.

    4.
    Labor Hours. Changes in Labor hours will be included in changes of Novus EMS costs when such changes are due to changes in efficiency of the factory. Labor hour increases or decreases driven by design related changes shall not be included. For example, design improvements that change the labor content of the product shall not be included.

    5.
    Workmanship Warranty.

    6.
    SG&A (Sales, General, and Administrative).

    7.
    Net Operating Profit (ROS) Factor

    8.
    Income Tax Factor.

    9.
    Taxes on the Purchase of Raw Material**.

    10.
    Taxes on the Sale of Finished Goods**.

    11.
    Material Only Costs (MOC)

  *  The list of elements included in the price adjustment process will be modified, as needed, to ensure consistency with future versions of the "Lucent Technologies Per Unit Pricing Formula" or any other pricing formula that may be employed by Company or Novus EMS.

  ** The "Lucent Technologies Per Unit Pricing Formula" assumes these costs to be zero for business conducted in the United States. These cost elements will be included in price adjustments for business conducted outside the United States under the terms of the Agreement or in the event that the United States implements such taxes for the products covered in the Agreement.

        The Novus Supply Agreement, revision 7.0, provides for price adjustments by the Novus EMS to occur quarterly. To maintain alignment of the Novus EMS costs and Supplier prices, Supplier and Company will conduct quarterly reviews of the Novus EMS price calculations and implement adjusted prices per the definitions set forth above. The adjusted prices will take effect on the same date as the changes in Novus EMS costs. If a situation occurs such that Product is shipped prior to implementation of the adjusted prices, a true-up process will be conducted at the end of the quarter. Should a need arise to adjust prices between quarterly reviews, the Parties agree to review requested adjustments and mutually agree on the appropriate adjustments and implementation schedule.

Article 19—Cost Reductions

        Supplier's price reduction commitments per the schedule shown in Attachment A are based on purchase volumes, component cost trends, and aggressive redesign efforts. The parties recognize that the introduction of lower priced versions of the Products may require qualification or other testing prior to implementation and Company commits to completing the required testing and product approvals with sufficient lead time to meet the scheduled availability dates shown in Attachment A. Company shall be responsible for the costs of all Company required testing performed by Company unless otherwise agreed by Supplier.

Article 20—Continuing Availability

        Supplier shall offer for sale to Company, during the Term of this Agreement, and for at least one (1) year after the expiration of this Agreement, Product conforming to the Specifications set forth in this Agreement. For Pre-General Availability Products, Supplier further shall offer for sale to Company, during the term of this Agreement and (subject to reasonable availability from Novus EMS or another manufacturer reasonably satisfactory to Company and Supplier) until seven (7) years after the expiration of this Agreement, maintenance, replacement, and repair parts ("Parts") which are functionally equivalent in form and fit for the Product covered by this Agreement. For General Availability Products, Parts shall be offered for sale (subject to reasonable availability from Novus EMS or another manufacturer reasonably satisfactory to Company and Supplier) until five years after the expiration of this Agreement or five years after a Product is discontinued by Supplier, whichever come first. The price for the Product and Parts shall be the price set forth in Supplier's then current agreement with Company for said Product or Parts. If no such agreement exists, the price for said Product or Parts shall be set by Supplier, which price shall be a reasonably competitive price for said Product or Parts at the time for delivery. The Product and Parts shall be warranted as set forth in the WARRANTY section of this Agreement. If Supplier is unable to continue to supply Product pursuant to the terms of this Agreement, or discontinues manufacture of Product during the term of this Agreement, Company shall be entitled to one year's advance notice (except where a court or other governmental authority shall enjoin or prohibit Supplier from manufacturing Product).

        In the event Supplier fails to supply such Product or Parts or Supplier is unable to obtain another source of supply for Company within ninety days of Company's written request, then Company shall be free to identify and designate a manufacturer for such Product or Parts, subject to Supplier's consent (such consent not to be unreasonably withheld), and Supplier shall work collaboratively with such designated manufacturer, including providing the designated manufacturer (without obligation of or charge to Company) with the technical information or any other rights required so that the designated manufacturer can manufacture such Product or Parts, with Supplier, Company and the designated manufacturer agreeing to reasonable pricing, markups, and confidentiality conditions.

        The technical information includes all technical information reasonably needed by the designated manufacturer to manufacture the Product and Parts.

Article 21—Product Changes

        The prices and availability dates set forth in Attachment A assume the design requirements for all products covered by the Agreement are final prior to the start of the Term. Subsequent changes to design requirements may result in changes to product prices and/or delivery schedules. Changes to design requirements and corresponding price/delivery changes shall be mutually agreed upon by the Parties in writing and shall follow the general guidelines of notification six months prior to product availability.

        In accordance with the notification procedures specified in the clause NOTICES, Supplier shall provide Company with at least thirty (30) days prior written notice of any change proposed to be made by Supplier to the Specification of the Product furnished under this Agreement that would have impact upon: (i) reliability, (ii) requirements of the Specification, or (iii) form, fit, or function (as defined below). In cases where an unsatisfactory condition exists and immediate action is required, the thirty-day notification period shall be waived and Supplier shall provide verbal notification followed by written confirmation.

  "Form" shall mean changes in appearance visible to the user (customer, repair personnel, developer) of the Product.

  "Fit" shall mean changes in parts to components that are not physically interchangeable.

  "Function" shall mean changes that affect operational characteristics of the Product or require the operator to change the method of operation.

        Company shall notify Supplier of Company's approval or disapproval of the proposed changes within thirty (30) days after receiving Supplier's written notice. Company shall not unreasonably withhold its approval of proposed changes. If Company agrees to Supplier's proposed changes, all Product affected by the changes and shipped after the effective date of the changes shall conform to the changes, unless otherwise agreed to by the parties.

        If Company, in its reasonable discretion does not agree to the changes proposed by Supplier, and Supplier states that Supplier cannot continue without such changes, then in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability of Company, Company shall have the right to terminate any or all Orders for Product that Supplier cannot fill without such changes.

Article 22—Delivery / Flexible Delivery Arrangements / Late Delivery

        Company intends to monitor Supplier's delivery performance. For the purposes of evaluating Supplier's on-time delivery performance, it is understood that delivery time is based on the time the Order is accepted by Supplier until the time Product is delivered to Company's designated location in accordance with the shipment terms of the Order (or such other terms as Supplier and Company may agree to after placement of the Order). Company's delivery requirement is that Supplier maintains a 100% on-time delivery performance based upon Company's requested delivery date as stated in the Order placed by Company and accepted by Supplier pursuant to this Agreement. Product may be delivered up to three (3) business days early and zero (0) days late. Supplier shall not be considered to have failed to deliver on time in cases where the delivery delay is caused by the Novus EMS, errors by Company in its delivery instructions, or by events identified in the clause FORCE MAJEURE. The requirements of this clause shall take effect upon completion of the Novus Transition Period.

        Company may give written notice to Supplier requesting that Supplier implement certain forms of "Flexible Delivery Arrangements", including, but not limited to, Consignment, Dock-To-Shop, Build-To-Order, and/or Merge-in-Transit for designated Material. Such notice shall specify the particular Ordering Company and/or facility location(s), Material, and the requested implementation date, and the particular delivery arrangement. Once so notified, Company and Supplier agree to work together to implement such delivery arrangements as soon as reasonably possible upon mutually agreeable terms, including any appropriate price adjustments required to reflect increases in Supplier inventory and handling costs.

        If Supplier fails to deliver conforming Product within the time frame agreed to between the parties in this Agreement or an Order placed pursuant to this Agreement, Company shall have the right to: (a) cancel the portion of such Order not delivered on time; or (b) extend such delivery time frame to a later date, subject, however, to the right to cancel as in (a) preceding if delivery is not made or performance is not completed on or before such extended delivery date. Further, if Supplier is not in compliance with the terms of the MANUFACTURING RIGHTS clause, then Company can exercise its rights thereunder. If Supplier is unable to meet the acknowledged delivery date(s) set forth in an Order using the method of transportation set forth in the Order, Supplier shall be responsible for paying all premium transportation costs necessary to deliver the Product to Company by the acknowledged delivery date(s) indicated in the Order.

        Supplier agrees to promptly notify the Company's buyer, as identified on the Order, of any foreseeable condition that will affect Supplier's ability to meet the acknowledged shipment date and Company's expected delivery date. Supplier's compliance with the foregoing will not relieve Supplier of the delivery performance requirements or other conditions set forth in this clause.

Article 23—Performance Metrics

        In addition to all other service and quality criteria referenced in this Agreement, Company's Supply Chain Networks organization (SCN) may have formal service and quality evaluation programs which SCN may use to evaluate or rate Supplier's performance ("Performance Metrics"). SCN shall have the option of negotiating with Supplier reasonable specific service and quality goals upon completion of the Novus Transition Period. SCN will provide Supplier with performance feedback and Supplier will provide SCN with action plans for achieving such specific service and quality goals. SCN may make recommendations and/or requests for corrective action under such Supplier Performance Rating Program and Supplier agrees to work constructively with SCN to achieve these mutually agreed upon goals and objectives. These programs will be conducted by SCN as set forth in the clause PERFORMANCE REVIEW PROCESS.

        In the event Company or SCN reasonably asserts that Supplier, through no fault of Company or Novus EMS, has failed to meet any of the minimum standards set forth in the Performance Metrics (to be mutually defined and agreed upon), Company may give notice to Supplier of performance failure specifying the specific standards that Supplier is alleged not to have met. After receipt of such notice, Supplier shall respond to Company within ten (10) business days with a Corrective Action Plan to correct such asserted performance failure. If the Corrective Action Plan fails to cure the asserted performance failure for such Product within ninety (90) days or other time period mutually agreed to by the parties, this shall be deemed a default under the DEFAULT clause, and in addition to its other remedies, Company may purchase the involved Product from a source other than Supplier by invoking all of its rights under this Agreement, including, but not limited to, its rights under the MANUFACTURING RIGHTS clause. In the event of a dispute over Supplier's failure to meet the minimum standards or reasonableness or responsiveness of the Corrective Action Plan, the parties shall attempt to resolve such dispute through the process set forth in the clause DISPUTE RESOLUTION.

Article 24—Stranded Inventory

        In the event of a

  (i)
  complete or partial termination or rescheduling of an Order by Company; or

  (ii)
  change in Specifications or a Company-directed engineering change; or

  (iii)
  change in Forecast which results in a zero (0) projected requirements within the subsequent twelve (12) month period for any Product under the Agreement, the affected material (finished goods, work in progress, and raw material) will be considered "Stranded Inventory". Upon receipt of notice from Company of an event as defined in i, ii, or iii above, Supplier will immediately cease procurement of inventory for Product and notify Company of the existence of Stranded Inventory as soon as reasonably possible. Within fifteen (15) business days of Supplier's notice to Company, Company will confirm whether or not Product is indeed Stranded Inventory based on the above definition.

        To the extent commercially reasonable for the type of Stranded Inventory in question, Supplier will take the following steps to mitigate such Stranded Inventory once it has been notified by Company that it considers such Product to be Stranded Inventory:

  (a)
  attempt to utilize Stranded Inventory for other Products manufactured for Company;

  (b)
  attempt to utilize Stranded Inventory for products manufactured for Supplier's other customers;

  (c)
  attempt to return raw materials and components to the original material vendor; and

  (d)
  attempt to sell any of the commercially available raw materials and/or components to a third party.

        Such mitigation efforts by Supplier will continue for a period of fifteen (15) business days, or longer if mutually agreed to by both parties, from the end of the fifteen (15) day period as set forth above. Following such mitigation period, Supplier will provide Company with documentation regarding mitigation efforts, and Company will provide Supplier with payment or purchase orders for the remaining Stranded Inventory.

        Company's liability for the Stranded Inventory to Supplier shall be limited to the unit price set forth in the purchase order for:

  1)
  One hundred percent (100%) of finished goods forecasted requirements for weeks 1 through 6, based on the forecast in effect when the Product was manufactured, and

  2)
  Additional charges incurred by Supplier from the Novus EMS for Stranded Inventory if Supplier can demonstrate that this is due primarily to Company's termination or change notice.

        Charges for termination shall not exceed the remaining value of the Order.

        No such charges will be payable if within sixty (60) days after notice of termination or rescheduling, the Product being terminated or rescheduled is ordered by Company.

Article 25—Electronic Commerce

        Supplier and Company agree that they will work diligently to implement and utilize electronic means to issue Orders, Order acknowledgments, Order changes, invoices, electronic funds transfer, ship notices, transmit Leading Edge Procurement information, electronic mail or such other communications as may be agreed upon by Supplier and Company for the transmission and receiving of information under this Agreement ("Electronic Commerce"). However, Supplier may not refuse to accept any Ordering Company's Order that is not entered via Electronic Commerce.

Article 26—Quality

        Product shall meet the quality requirements as set forth in the Product Specifications and mutually agreed by Company and Supplier. Quality Metrics will be defined in accordance with PERFORMANCE METRICS. If Company rejects any or all Product for failing to meet the Specifications, Company may have rejected Product replaced by Supplier. This clause shall take effect upon completion of the Novus Transition Period.

        Supplier agrees to maintain and render quality, reliability, and yield data of the type and frequency specified by Company and mutually agreed upon by Supplier to assure proper control of Product quality and reliability, solely to the extent such data is available from the Novus EMS. This data may include such items as in-process yields, quality control, and quality assurance records. Supplier shall furnish and render additional reports as may be reasonably requested by Company and solely to the extent such data is available from the Novus EMS, including but not limited to the following reliability information by Comcode:

  MFT1—Field Return Causes—By Manufacture Date
  MFC1—Field Failure Rates—By Manufacture Date
  MFT3—Return Cause Codes—By Manufacture Date
  MFT2—Corrective Action History
  MFC2—Cause Code Pareto Chart
  RFT1—Field Return Causes—By Received Date
  RFC1—Field Failure Rates, By Received Date
  RFT3—Return Cause Codes—By Received Date
  MOT1—Out of Box Return Causes—By Manufacture Date
  MOC1—Out of Box Failure Rates—By Manufacture Date
  MOT3—Return Cause Codes—By Manufacture Date
  MOC2—Cause Code Pareto Chart
  MFPT1—Field Return Parts Usage—By Manufacture Date
  RFPT1—Field Return Parts Usage—By Received Date
  FPC2—Field Return Parts Usage Pareto
  MOPT1—OOB Return Parts Usage—By Manufacture Date
  MC2—OOB Return Parts Usage Pareto
  RR—TL-9000 RR Calculations and Chart
  FSUMC3—Field Summary by MFG Date and Receive Date vs Cumulative Shipments

        If a report requested by Company causes Supplier to incur unreasonable preparation costs, Supplier shall notify Company of such costs and request reimbursement of such costs. If Company refuses to reimburse such costs, Supplier may choose not to prepare the requested report.

        Non Conforming Product Corrective Action Procedure: Supplier and Company will work together to define a procedure for resolving non-conformities detected at the Company's Systems Integration Center that includes the following:

  1.
  A corrective action request (CAR) initiated by Company and e-mailed directly to the Supplier's program manager (or other designated person) requesting a response with corrective action. The CAR will include sufficient detail to adequately describe the product affected and the nature of the alleged non-conformity.

  2.
  A corrective action response from Supplier to Company that includes:

      —The initial action taken to confirm the existence of the non-conformity.

      —Initial action taken to prevent future non-conformities.

      —An explanation of the root cause of the problem.

      —The proposed corrective action or solution to the problem.

      —The actual or planned implementation date of the corrective action.

      —The plans for verifying that the corrective action was effective.

Article 27—Epidemic Condition

        Notwithstanding any other provision of this Agreement, if during the Term of this Agreement and for seven (7) years after the last shipment date of Product under this Agreement, Company notifies Supplier that Product shows evidence of an "Epidemic Condition," Supplier shall prepare and propose a Corrective Action Plan ("CAP") with respect to such Product within five (5) working days of such notification, addressing implementation and procedure milestones for remedying such Epidemic Condition(s). An extension of this time frame is permissible upon mutual written agreement of the parties. Epidemic Condition shall not include any defects, design flaws, failures modes, or other such causes of Epidemic Conditions that were in existence prior to the transfer of Products from Company to Supplier, nor shall it include Products manufactured by Company or the Novus EMS during the Novus Transition Period

        Upon notification of the Epidemic Condition to Supplier, Company shall have the right to postpone all or part of the shipments of unshipped Product, by giving written notice of such postponement to Supplier, pending correction of the Epidemic Condition. Such postponement shall temporarily relieve Supplier of its shipment liability and Company of its shipment acceptance liability. Should Supplier not agree to the existence of an Epidemic Condition or should Company not agree to the CAP (such agreement not to be unreasonably withheld), then Company shall have the right to suspend all or part of its unshipped Orders of the Product without liability to Company until such time as a mutually acceptable solution is reached or verification that an Epidemic Condition does not exist.

          An Epidemic Condition will be considered to exist when one or more of the following conditions occur:

  (a)
  Failure reports or statistical samplings show that Product tracked by Company or Supplier contains a potential safety hazard (such as risk of personal injury or death, fire, explosion, toxic emissions, etc); or

  (b)
  A failure of the Product to meet the regulatory requirements in effect at the time the Product was purchased by Company and such failure creates a condition causing a loss of service to end-users or inoperability of the Product; or

  (c)
  A failure of the Product to conform to the Specification where such failure causes the field failure rate of Product to exceed twice the acceptable failure rate as defined in the Specification;

        Only major form/fit/functional and visual/mechanical/appearance defects are considered for determining Epidemic Condition. Product may be either sampled or, at Company's option, 100% audited at Company's or Supplier's warehouses, factories, or Company's customers' locations. If Product is sampled, the data must have eighty percent (80%) or better statistical confidence.

        An Epidemic Condition shall not include isolated or random defects, flaws and/or failures, or failures due to Company or customer misapplication, unauthorized repairs, utilization of parts not approved by Supplier, or chain failures induced by internally or externally integrated subassemblies.

        In the event that an Epidemic Condition shall occur, the parties shall agree to cooperate with each other in the investigation of the root cause of the failure. Supplier shall:

  (a)
  Provide technical and/or product support resources reasonably necessary to meet a mutually agreed upon remedy and implementation schedule, which shall be dictated by the urgency of the problem and its effect on Company's customers and Supplier's business. Company shall provide Supplier with a reasonable amount of technical assistance to identify Epidemic Conditions; and

  (b)
  Upgrade, repair, replace, or retrofit all Product reasonably requiring change to remedy the Epidemic Condition at no additional charge to Company. Supplier shall bear the entire cost of redesigning the Product, if required, and implementing the necessary changes. Supplier shall bear risk of loss or in-transit damage for such Product.

        If Supplier is unable to develop a mutually agreeable remedy, or does not adequately take into account the business interests of Company, as reasonably agreed by the parties, Company may develop and implement such remedy and, in such case, implementation costs and risk of in-transit loss shall be borne by Supplier (except for Product with flaws or errors in design by Company).

        Notwithstanding the foregoing, in no event shall Supplier be liable for repairs, redesign costs, risk of loss, in-transit damage, or any other claim for any Epidemic Condition resulting from errors or flaws in Product design by Company, or from errors in a Company Product Specification, or from improper performance of equipment not supplied by Supplier. If Supplier takes corrective action and it is later determined that the Material is not the cause of the Epidemic Condition, then Company shall reimburse Supplier for any costs previously paid by Supplier to remedy the Epidemic Condition.

Article 28—Warranty

        Supplier warrants to Company and its customers that Product furnished will be new, merchantable, free from defects in design, material and workmanship and will conform to and perform in accordance with the Specifications or as the Products have heretofore performed, as applicable. These warranties extend to the future performance of the Product and shall continue for a period of twenty-seven (27) months from date of delivery to Company pursuant to the DELIVERY TERMS/TRANSFER OF TITLE AND RISK OF LOSS section. These Warranties shall not extend to or be provided on Product manufactured by Company prior to the date of this Agreement or hereafter until the end of the Novus Transition Period.

        Supplier also warrants to Company that services will be performed in a commercially reasonable and workmanlike manner. If Product furnished contains manufacturers' warranties, Supplier hereby assigns such warranties to Company to the extent assignable. THE FOREGOING WARRANTIES ARE IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

        All warranties shall survive inspection, acceptance and payment. Product returned within the warranty period will be, at Company's option, repaired or replaced (with a new or refurbished Product, at Supplier's option) by Supplier at no charge. Outbound transportation charges and risk of loss and damage in transit for warranted material will be borne by Supplier. Inbound transportation charges and risk of loss and damage will be borne by Company.

        Warranties for repaired Product will be the greater of ninety (90) days or the remainder of the warranty period. If repairs are performed by Company or by a third party, either of which is not authorized by Supplier, then such repairs shall void the warranty on the Product and Supplier shall have no obligation to an Epidemic Condition later discovered relating to such repaired Product.

        Company shall retain warranty responsibility for the General Availability Products manufactured by Company that are currently in the field, in inventory or in production prior to the Effective Date of the Agreement.

        For Product produced after the Effective Date of this Agreement until the closing of the sale of Company's Columbus manufacturing facility to the Novus EMS, Supplier will obtain a manufacturer's warranty for the Product from Company and such warranty shall be assigned by Supplier to Company as end purchaser without additional representations or warranties.

        For Product produced between the closing of the sale of Company's Columbus manufacturing facility to the Novus EMS and the end of the Novus Transition Period, any manufacturer's warranty for the Product assigned to Supplier shall be thereafter assigned by Supplier to Company as end purchaser without additional representations or warranties.

Article 29—Repairs Not Covered Under Warranty

        In addition to Supplier's repair and replacement obligations set forth in the WARRANTY clause, Supplier further agrees to provide repair and replacement services for Product after the end of the Novus Transition Period for the remainder of the Term of this Agreement and for an additional six (6) years after the expiration of this Agreement. Pricing for the repair and replacement services shall be established by mutual agreement under a separate services agreement.

        Company may contract Supplier on mutually agreed terms for repair and replacement services for Company-manufactured amplifiers that currently reside in the field, in inventory, or in production prior to the Effective Date of this Agreement.

        Unless otherwise mutually agreed upon, Supplier shall ship the repaired Product, or a replacement therefore, which meets the Specifications set forth in this Agreement or Order placed pursuant to this Agreement, to the appropriate location as shown on the Company repair Order within thirty (30) days of receipt of the returned Product or other interval as dictated by the Novus Supply Agreement. With the concurrence and scheduling of Company, Supplier may elect to perform repairs on site.

        If Product is returned to Supplier for repair as provided for in this clause and Supplier determines that the Product is beyond repair, Supplier shall notify Company. Upon Company's request, Supplier shall sell to Company replacement Product at the then current contract price, or if no such contract price exists, at a price set by Supplier which price shall be a reasonably competitive price for said Product at the time for delivery. Replacement and repaired Product shall be warranted as set forth in the WARRANTY clause.

        Company shall assume the risk of loss and damage in transit and transportation costs for both inbound and outbound transportation.

        If Company returns Product to Supplier for repair after the expiration of the warranty period and Supplier tests such Product upon its return to Supplier and finds that the Product conforms to the Specifications in this Agreement, then the Company shall pay a no fault found fee of $150. Supplier will provide reasonable back up or test results to support its finding of no fault upon request by the Company.

Article 30—Repair Procedures

        Per the clause CONTINGENCIES/DEPENDENCIES ON THE NOVUS SUPPLY AGREEMENT, Repair Procedures will be defined by Supplier with the Novus EMS. When such Repair Procedures are finalized and mutually agreed upon in writing by the Parties under a separate services agreement, this Agreement shall be deemed to be amended to incorporate the procedures. During the Novus Transition Period, Company shall be responsible for all warranty and out-of-warranty repairs and all associated costs thereof.

        It is expressly understood and agreed to by Supplier that this Agreement does not grant Supplier an exclusive privilege or right to repair or replace any or all of the Product purchased under this Agreement. Company is afforded the right and is entitled to perform the repairs or Company may elect to contract with other third parties for the required repair or replacement services. If repairs are performed by Company or by a third party, either of which is not authorized by Supplier, then such repairs shall void the warranty on the Product.

Article 31—Executive Reviews

        Supplier will conduct Semi-annual Executive Reviews with Senior Executives from each company (CEO of Supplier, Company's SCN Executive VP equivalent or higher, and Company's WNG COO equivalent or higher). Meetings will include a review of Supplier's delivery performance; product quality; new product introductions; price; market, industry, and technology trends; and any other issues deemed appropriate by the parties. The discussion on price will include a review of comparable industry prices (price per watt) and Company's price objectives. If actual prices charged to Company exceed the price commitments shown in Attachment A because of items other than cost pass-throughs from the Novus EMS (See Price Adjustment), the parties will work together to identify the root causes and develop a corrective action plan. These reviews are intended to ensure open communications between the parties and continued development of the parties' strategic relationship.

Article 32—Performance Review Process

        Company and Supplier will participate in Performance Reviews on a quarterly basis, or as frequently as reasonably needed/requested by either Supplier or Company, for the purpose of reviewing the following information:

  (a)
  Transitional / Implementation related issues impacting Supplier or Company

  (b)
  Market Conditions and Industry Trends

  (c)
  Supplier's current and projected manufacturing capacity plans and Company's current and projected Product requirements

  (d)
  Actual Product Prices vs. Target Product Price Objectives

  (e)
  Current Product Pricing

  (f)
  Annual and Quarterly Purchase Commitments

  (g)
  Supplier performance against Company operational performance objectives

  (h)
  Open corrective action plans if applicable

  (i)
  Supply Line Issues / Inventory status

  (j)
  Electronic Commerce engagement

        The specific details (meeting dates and places, planning horizons, data requirements, etc.) for these quarterly management review meetings will be agreed to between the respective parties.

        Each party shall be entirely responsible for its own costs associated with participating in the performance review process.

Article 33—Notices

        Any notice or demand which under the terms of this Agreement, Order or under any statute must or may be given or made by Supplier or Company shall be in writing and shall be given or made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

Company	Supplier
Lucent Technologies Inc. Supply Chain Networks 5159 Settlement Drive New Albany, OH 43054 Attn: Global Supplier Manager	FS Corp. 67 Whippany Road Whippany, NJ 07981-0903 Attn: Lucent Program Manager

        The above addresses may be changed at any time by giving ten (10) days prior written notice as above provided. Notices shall be effective upon receipt.

Article 34—Dispute Resolution

        If an unresolved dispute arises out of, or relates to, this Agreement or Order placed pursuant to this Agreement or its breach, upon receipt of written notice outlining such dispute or breach, the respective senior management representatives designated below shall be provided written notice requesting immediate resolution of such dispute. The length of time to resolve such dispute shall be as defined in the written notice, but shall not be less than twenty (20) business days. The parties' initial senior management representatives are:

Company's Sr. Mgmt. Representative	Supplier's Sr. Mgmt. Representative
Joe Carson Vice President Supply Chain Networks 200 Lucent Lane Cary, NC 27511	Joe Lipowski Chief Technology Officer 67 Whippany Road Whippany, NJ 07981-0903

        If the designated senior management cannot resolve the dispute within five (5) business days, then within ten (10) business days of the initial notice of dispute either party may elect, on written notice to the other party, to utilize a non-binding resolution procedure whereby each presents its case, in good faith and full detail, before a panel consisting of two senior executives of each of the parties at a neutral site. If a party elects to use the procedure set forth in this clause, the other party shall participate in good faith. The hearing shall occur no more than ten (10) business days after a party serves notice to use the procedure set forth in this clause. The panel shall make an immediate non-binding recommendation to resolve the dispute or to advise that the dispute cannot be resolved. The parties shall each bear their respective costs incurred in connection with the procedure set forth in this clause, except that they shall share equally cost of the facility for the hearing.

Section II—GENERAL TERMS

Article 35—Acceptance of Purchase Order

        Subject to receipt of the actual Order by Supplier, if notice of rejection of an Order is not received by Ordering Company within five (5) business days from the date of the issuance thereof, such Order shall be deemed to have been accepted by Supplier. As per the ORDERING PROCESS clause set forth below, Company and Supplier agree that blanket purchase orders establish specifications for Products and weekly forecasts assist Supplier in planning manufacturing needs. Ship orders or releases against the blanket purchase orders are the controlling documents to be relied upon by Company and Supplier with respect to actual orders.

Article 36—Assignment

        Neither party shall assign this Agreement, except for moneys due, without the prior written consent of the other party, which consent shall not be unreasonably withheld. However, either party shall have the right to assign to a present or future affiliate, subsidiary, successor, or purchaser of all or substantially all of the assets of the assigning party, or with respect to Company, all or substantially all of the assets of its wireless business, without consent. In the event of divestiture of any part of Company, the divested portion shall have the right to acquire Products and Services under this Agreement as an Ordering Company and subject to the approval process of an Ordering Company. The monies received from such divested portion for Products shall apply against the Purchase Commitment as set forth in PURCHASE COMMITMENTS clause.

Article 37—Audit

        Supplier shall maintain accurate and complete records including, but not limited to, a physical inventory, if applicable, of all: (i) costs incurred under this Agreement which may affect: a) verification, re-determination, or revision of prices under this Agreement; b) termination charges payable by Company under this Agreement; c) all costs incurred for tooling under this Agreement; d) quality conformance efforts; e) conformance or compliance efforts with approved manufacturing processes and adherence to Company's specifications; f) inventory used to manufacture Product; g) conformance with engineering specifications; h) volumes purchased and purchase prices for all raw materials procured in the performance of this Agreement; and (i) at Company's option, for environmental audit purposes, all applicable records and access to facilities impacting the life cycle of any Product manufactured under this Agreement.

        These records shall be maintained in accordance with recognized commercial accounting practices so they may be readily reviewed and shall be held until costs and conformance to terms of this Agreement have been finally determined and payment or final adjustment of payment or the necessary corrective action has been taken.

        Supplier shall permit Company, or at Company's option, Company's representative to examine and audit the records described above and all supporting records at all reasonable times upon prior written request from Company to the extent such records and supporting records relate to this Agreement,

Orders for Products and Services, Services rendered under this Agreement, and Products delivered, returned or repaired under this Agreement. Audits shall be made not later than two (2) calendar year(s) after the (a) final delivery date of Product ordered or completion of Services rendered or two (2) calendar year(s) after expiration date of this Agreement, whichever comes later.

Article 38—Bankruptcy/Insolvency Termination

        Either party may terminate this Agreement by notice in writing:

  (a)
  if the other party makes an assignment for the benefit of creditors (other than solely an assignment of moneys due); or

  (b)
  if the other party evidences an inability to pay debts as they become due, unless adequate assurance of such ability to pay is provided within thirty (30) days of such notice.

        If a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the bankruptcy court to have the court set a date within sixty (60) days after the commencement of the case, by which date the debtor party will assume or reject this Agreement, and the debtor party shall cooperate and take whatever steps are necessary to assume or reject the Agreement by such date.

Article 39—Choice Of Law

        This Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice-of-laws rules and excluding the Convention for the International Sale of Goods.

Article 40—Default

        Notwithstanding any other provision of this Agreement except for FORCE MAJEURE, including, but not limited to the clause DISPUTE RESOLUTION, in the event Supplier shall be in material breach of any of the terms, conditions, or covenants of this Agreement or any purchase order (other than as a result of any action or failure to act by Company or the Novus EMS) and such breach shall continue for a period of thirty (30) days after the receipt of written notice thereof by Supplier from Company, then in addition to all other rights and remedies which Company may have at law or equity or otherwise, Company shall have the right to cancel this Agreement and/or any Orders placed by Company without any charge to or obligation or liability of Company. Notwithstanding the foregoing, if the material breach is curable but not within thirty (30) days of receipt of notice and Supplier has commenced and is diligently pursuing cure of the material breach, then Supplier shall have an additional thirty (30) days, or other period as mutually agreed, within which to cure the material breach before Company can exercise its right to cancel this Agreement and/or any Orders placed by Company.

        Notwithstanding any other provision of this Agreement except for FORCE MAJEURE, including, but not limited to the clause DISPUTE RESOLUTION, in the event Company shall be in material breach of any of the terms, conditions, or covenants of this Agreement or any purchase order (other than as a result of any action or failure to act by Supplier) and such breach shall continue for a period of fifteen (15) days in the case of payment default or thirty (30) days for any other breach after the receipt of written notice thereof by Company from Supplier, then in addition to all other rights and remedies which Supplier may have at law or equity or otherwise, Supplier shall have the right to refuse to fill any Orders placed by Company without any charge to or obligation or liability of Supplier. Notwithstanding the foregoing, if the material breach (other than a payment breach) is curable but not within thirty (30) days of receipt of notice and Company has commenced and is diligently pursuing cure of the material breach, then Company shall have an additional thirty (30) days within which to cure the material breach before Supplier can exercise its right to refuse to fill any Orders placed by Company.

Article 41—Delivery Terms / Transfer of Title and Risk of Loss

        After the end of the Novus Transition Period, title and risk of loss and damage to Product purchased by Company shall transfer to Company when the Product has been delivered by Supplier or Supplier's agent to i) Company's specified carrier at the delivery point, or ii) as otherwise agreed to in writing between the parties. When Supplier ships Products to Company from one country to another, Company shall indicate its chosen INCOTERMS on its Orders to Supplier.

        The delivery point shall be "Supplier's factory of manufacture": freight charges "COLLECT", unless otherwise mutually agreed upon in writing.

        During the Novus Transition Period, title to Product shall transfer to Company as follows: (a) until the sale of the Columbus Ohio manufacturing facility to Novus EMS, title shall transfer from Company as manufacturer to Supplier and then immediately be transferred to Company as Supplier's customer; and (b) after the sale of the Columbus Ohio manufacturing facility to Novus EMS, title shall transfer from Novus EMS to Company, then from Company to Supplier, and immediately back from Supplier to Company as Supplier's customer. Risk of loss and damage to Product during the Novus Transition Period shall be borne by Company or Novus EMS as they shall agree.

Article 42—Export Control

        Supplier shall not and Company shall not request Supplier to use, distribute, transfer or transmit any Products, software or technical information (even if incorporated into other products) provided under this Agreement except in compliance with U.S. export laws and regulations (the "Export Laws"). Supplier shall not and Company shall not request Supplier to, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws: (a) software or technical data disclosed or provided to Supplier by Company or Company's subsidiaries or affiliates; or (b) the direct product of such software or technical data. Supplier agrees to promptly inform Company in writing of any written authorization issued by the U.S. Department of Commerce office of export licensing to export or re-export any such items referenced in (a) or (b). The obligations stated above in this clause will survive the expiration, cancellation or termination of this Agreement or any other related agreement.

Article 43—Force Majeure

        Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, strike, civil, governmental or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party or its subcontractors.

Article 44—Forecasting

        Company will provide Supplier with weekly non-binding product and volume forecasts through the use of forecasting methods agreed to between the parties. Any forecasts provided by Company to Supplier do not represent a commitment to purchase and are for planning purposes only.

Article 45—Ordering Process

        Upon completion of the Novus Transition Period, Company will begin placing orders directly with Supplier. Company will place individual orders for Product indicating product by comcode and description, quantity, price, required delivery dates, relevant product specification and version, and any other relevant information. Alternatively, Company may place a blanket order for Product indicating comcode and description, quantity, price, relevant product specification and version, and any other relevant information without specific delivery dates. Company will then issue an order to ship Product against the blanket order ("Ship Order") which will specify the quantity to be shipped and the required delivery date. All individual orders and Ship Orders are subject to the applicable lead times to be defined in the Novus Supply Agreement.

Article 46—Identification

        Supplier shall not, without Company's prior written consent, make public use of any trade name, trademark, logo, or any other designation or drawing of Lucent Technologies Inc. or its affiliates ("Identification") in any circumstances related to this Agreement, other than to affix such Identification to Products sold to Company and Affiliates. Supplier shall remove or obliterate any Identification prior to any use or disposition of any material rejected or not purchased by Company. Supplier may affix its identification to identify itself as a provider of Product to Company and Company agrees not to remove or obliterate Supplier's identification.

Article 47—Indemnity

        At Company's request, Supplier agrees to indemnify, defend and hold harmless Company, its affiliates, customers, employees, successors and assigns (all referred to as "Company") from and against any losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or caused by the work or services performed by, or material provided by Supplier or persons furnished by Supplier except to the extent caused by the willful misconduct of Company or by Product manufactured by Company; (2) assertions under Workers' Compensation or similar acts made by persons who made Product for or furnished services for Supplier; or (3) any willful failure of Supplier to perform its obligations then owing under this Agreement.

        At Supplier's request, Company agrees to indemnify, defend and hold harmless Supplier, its affiliates, customers, employees, successors and assigns (all referred to as "Supplier") from and against any losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or caused by Product manufactured by Company, or by Product manufactured in accordance with such Product's Specifications (until such time as Specifications are modified by Supplier), or services rendered heretofore by Company with respect to Product; (2) assertions under Workers' Compensation or similar acts made by persons who made Product for or furnished services for Company; or (3) any willful failure of Company to perform its obligations then owing under this Agreement.

Article 48—Infringement

        Supplier shall indemnify and save harmless Company, its affiliates and their customers, officers, directors, and employees (all referred to in this clause as "Company") from and against losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any and all claims (1) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (2) related by circumstances to the existence of this Agreement or performance under it, except to the extent due to the fault of Company.

Article 49—Insurance

        Supplier shall, prior to performance under this Agreement, provide certificates or proof of insurance which complies with Company's policy set forth at http://scportal.lucent.com as may be modified from time to time by Company, if not otherwise set forth in an attachment to this Agreement. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Company shall apply on an excess basis. Supplier agrees that Supplier and anyone claiming under or in Supplier's behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Company shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy.

Article 50—Invoicing And Shipping

        Supplier shall follow Company's procedures for invoicing and shipping, as set forth at http://scportal.lucent.com, as may be modified from time to time by Company, if not otherwise set forth herein or in an attachment to this Agreement. Company and Supplier agree to cooperate in the identification of invoice errors or issues and the corrections or other needed resolutions to expedite the payment process.

Article 51—Limitation Of Liability

        Neither party shall be liable for any incidental, indirect, or consequential damages arising out of the breach of any provisions of this Agreement. Nothing in this provision shall limit the express remedies available to Company or Supplier found elsewhere in this Agreement.

Article 52—Manufacturing Rights

        If during the term of this Agreement, Supplier (other than as a result of any act or failure to act by Company or the Novus EMS) ceases developing, manufacturing or making Product; ceases doing business in the ordinary course; or files for bankruptcy (collectively the "Cessation Event"); Company shall have the option to provide written notice to Supplier within forty-five days of the Cessation Event and if, by the end of ninety days from the Cessation Event (the "Cessation Deadline"), Supplier fails to supply the Product to Company, then Supplier agrees to grant to Company an irrevocable, non-exclusive, royalty-free, and sub-licensable license under Supplier's technology and information, and all intellectual property rights therein, necessary for a third party sublicensee to manufacture in a timely manner Product for Company. Such technology and information shall include specifications, drawings, schematics, software in source code form, test programs, parts list, engineering notes, process instructions, and any other information necessary to manufacture, test, and repair the Product (hereinafter referred to as "Technology"). Ownership of the Technology shall remain with the Supplier. The manufacturing right does not provide any right to resell the Product to third parties for third party resale. If such a Cessation Event occurs, Supplier shall provide all reasonably required information (which shall be kept confidential), together with reasonable assistance and cooperation, to enable Company, or Company's designated third party, to manufacture fully functional Product within sixty days of the Cessation Deadline.

        Supplier also agrees to provide to Company all pertinent information with respect to any special tooling, test equipment or material that is uniquely required to have the requested Product manufactured elsewhere.

        This clause shall not apply in the case of component shortages impacting Supplier's industry which disrupt Supplier's ability to supply the Product. If this clause is invoked by Company and Supplier thereafter resumes the supply of the Product, the manufacturing right shall cease thirty days following the resumption of supply and Company and any third party manufacturer shall return all technical information and copies thereof.

Article 53—Marking

        All Product furnished under this Agreement shall be marked for identification purposes in accordance with the Product and packaging specifications as set forth by the Ordering Company and as follows:

  (a)
  with Product/serial number; and

  (b)
  with month and year of manufacture.

        Upon Company's written request, "Insignia", including certain trademarks, trade names, insignia, symbols, decorative designs or packaging designs of Company, or evidences of Company's inspection will be properly affixed by Supplier to the Product furnished or its packaging. Such Insignia will not be affixed, used or otherwise displayed on the Product furnished or in connection therewith without written approval by Company. The manner in which such Insignia will be affixed must comply with standards established by Company (such standards to be conveyed in writing by Company to Supplier). Company shall retain all right, title and interest in any and all packaging designs, finished artwork and separations furnished to Supplier. This clause does not reduce or modify Supplier's obligations under the clauses IDENTIFICATION and USE OF INFORMATION.

Article 54—Non-Exclusive Market Rights

        It is expressly understood and agreed that this Agreement neither grants to Supplier an exclusive right or privilege to sell to Company any or all Product of the type described in this Agreement which Company may require. It is, therefore, understood that Company may contract with other manufacturers and suppliers for the procurement of comparable product. In addition, Company shall, at its sole discretion, decide the extent to which Company will market advertise, promote, support or otherwise assist in further offerings of the Product.

Article 55—Ozone Depleting Substances

        Supplier hereby warrants that it is aware of international agreements and legislation in several nations, including the United States, which limits, bans and/or taxes importation of any product containing, or produced using ozone depleting substances ("ODS"), including chloroflurocarbons, halons and certain chlorinated solvents. Supplier hereby warrants, for all Product produced after the Novus Transition Period, that the Product furnished to Company will conform to all applicable requirements established pursuant to such agreements, legislation and regulations, and the Product furnished to Company will be able to be imported and used lawfully (and without additional taxes associated with ODS not reported to Company by Supplier as set forth in this section) under all such agreements, legislation and requirements. Supplier also warrants that it will request that Novus EMS and any other manufacturer that Supplier uses to reduce and will, in an expeditious manner, eliminate, or, as applicable, have its manufacturing supplier eliminate the use of ODS in the manufacture of the Product.

        If the Product furnished by Supplier under this Agreement is manufactured outside the United States, Supplier shall, upon execution of this Agreement, and at any time that new products are added to this Agreement or changes are made to the Product furnished under this Agreement, complete, sign and return to Company, in the form found in Attachment D of this Agreement, the ODS Content Certification. The ODS Content Certification must be signed by Supplier's facility manager, corporate officer or his delegate.

        The term "ODS content" on the ODS Content Certification means the total pounds of ODS used directly in the manufacture of each unit of Product. This includes all ODS used in the manufacturing and assembly operations for the Product plus all ODS used by Supplier's suppliers and any other suppliers in producing components or other products incorporated into the Product sold to Company.

        Supplier is responsible to obtain information on the ODS content of all components and other products acquired to manufacture the Product and to incorporate such information into the total ODS content reported to Company; provided however, that Supplier should not include in the ODS content those components or other products which are manufactured in the United States. Supplier hereby warrants to Company that all information furnished by Supplier on the ODS Content Certification is complete and accurate and that Company may rely on such information for any purpose, including but not limited to providing reports to government agencies or otherwise complying with applicable laws. Supplier shall defend, indemnify and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, fines, penalties, costs and expenses (including additional ODS taxes as provided for in paragraph one of this clause and reasonable attorney's fees) which Company may incur under any applicable federal, state, or local laws or international agreements, and any and all amendments thereto by reason of Company's use of reliance on the information furnished to Company by Supplier on the ODS Content Certification or by reason of Supplier's breach of this clause. Supplier shall cooperate with Company in responding to any inquiry concerning the use of ODS to manufacture the Product or components thereof and to execute without additional charge any documents reasonably required to certify the absence or quantity of ODS used to manufacture the Product or components thereof.

        Supplier's obligations under Ozone Depleting Substances shall commence upon completion of the Novus Transition Period.

Article 56—Ozone Depleting Substances Labeling

        Supplier warrants and certifies that all Product, including packaging and packaging components, provided to Company under this Agreement after completion of the Novus Transition Period have been accurately labeled, in accordance with the requirements of 40 CFR Part 82 entitled "Protection of Stratospheric Ozone, Subpart E—The Labeling of Products Using Ozone Depleting Substances."

Article 57—Packing, Labeling and Serialization

        Unless otherwise specified in an Order, Products purchased, repaired, replaced or refurbished under this Agreement shall be packed by Supplier at no additional charge in containers which meet the requirements of the current issue of "Packing Specification PKG 91NJ1045". Supplier shall at its sole expense place Company's specified bar code labels on all shipping packages and containers for the Products shipped under this Agreement. Such bar code labels and the placement thereof shall meet the current issue of the "Shipping & Receiving Bar Code Label Standard 801-001-105," and "Bar Code Shipping Label Profile Standard 801-001-007", as may be modified from time to time by Company, a copy of which Supplier may obtain from Company's Supply Chain Portal. Company will notify Supplier of modifications to Company's bar code standards.

        For the purpose of tracking Warranty and repair availability on all Product provided by Supplier, Supplier shall conform to Company's Warranty Eligibility System ("WES") requirements stated in Company Specification # wes-oem, as may be modified from time to time by Company, a copy of which Supplier may obtain from Company's Supply Chain Portal. Company will notify Supplier of modifications to Company's WES requirements.

Article 58—Product Conformance Reviews

        Products shall be considered conforming if they meet the Product Specifications set forth in this Agreement (including but not limited to the appearance, performance and workmanship specifications). At Company's option, all Product is subject to a Product Conformance Review ("Review") prior to shipment. Supplier may ship Product without a Review, but Company may perform such Review prior to shipment by giving Supplier notice to that effect, in which event Supplier shall notify Company's designated quality inspection organization when Product is ready for such Review.

        Supplier will provide, without charge, production testing facilities and personnel reasonably required to perform or assist in the Review as specified in the applicable quality specification provided under this Agreement or Order. Supplier shall not be liable for delay in delivery of the Product to the extent a Product Conformance Review is delayed by Company's actions or inaction.

Article 59—Product Documentation

        Supplier shall furnish, at no charge, Product documentation, and any succeeding changes thereto, including, but not limited to, relevant technical specifications and test procedures, installation manuals, training materials, and documentation described in the Specification. Company may use, reproduce, reformat, and distribute such Product documentation.

Article 60—Publicity

        Supplier agrees to submit to Company all advertising, sales promotion, press releases, and other publicity matters relating to the Product furnished or the Services performed by Supplier under this Agreement wherein Company's names or marks are mentioned or language from which the connection of said names or marks therewith may be inferred or implied; and Supplier further agrees not to publish or use such advertising, sales promotion, press releases, or publicity matters without Company's prior written approval (which approval shall not be unreasonably withheld). This does not reduce or modify Supplier's obligations under the clause IDENTIFICATION.

Article 61—Registration And Radiation Standards

        When Product furnished under this Agreement is subject to Part 15 or any other part of the Federal Communication Commission's Rules and Regulations, as may be amended from time to time (hereinafter "FCC Rules"), Supplier warrants that such Product complies with the registration, certification, type-acceptance and/or verification standards of the FCC Rules including, but not limited to, all labeling, customer instruction requirements, and the suppression of radiation to specified levels. Such warranty shall not extend to Product produced by Company prior to Novus EMS taking over manufacturing of Product. Supplier shall also establish periodic on-going compliance retesting and follow a Quality Control program, submitted by Company, to assure that Product shipped complies with the applicable FCC Rules. Supplier shall indemnify and save Company harmless from any liability, fines, penalties, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made because of Supplier's noncompliance with the applicable FCC Rules. Supplier shall defend Company, at Company's request, against such liability, claim or demand.

        In addition, should Product which is subject to Part 15 of the FCC Rules, during use generate harmful interference to radio communications, Supplier shall provide the Company information relating to methods of suppressing such interference and, assuming such interference is not due solely to Company's Product Specifications, shall pay the cost of suppressing such interference or, at the option of Company, accept the return of the Product and refund to Company the price paid for the Product less a reasonable amount for depreciation, if applicable.

        To the extent that Product furnished under this Agreement is also subject to FCC Rules governing the use of the Product as a component in a system as identified in the applicable Technical Specifications, Company shall be responsible for compliance with the applicable FCC Rules governing the system. Supplier shall fully cooperate with Company, by providing technical support and information, and, upon written request from Company, shall modify Product to enable Company to ensure ongoing compliance with the FCC Rules. Company shall pay any increase in Supplier's costs and/or expenses resulting from Company's request to modify Product to enable Company to comply with the FCC Rules.

        Nothing in this clause shall be deemed to diminish or otherwise limit Supplier's obligations under the clause WARRANTY or any other clause in this Agreement.

Article 62—Releases Void

        Neither party shall require (a) waivers or releases of any personal rights or (b) execution of documents which conflict with the terms of this Agreement from employees, representatives or customers of the other in connection with visits to its premises, and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

Article 63—Severability

        Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid, that decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated; provided, however, that this Agreement shall be interpreted to carry out to the greatest extent possible the intent of the Parties and to provide to each Party substantially the same benefits as such Party would have received under this Agreement if such invalid part of this Agreement had been enforceable.

Article 64—Survival Of Obligations

        The obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

Article 65—Suspension of Agreement by Supplier

        Company and Supplier acknowledge and agree that Supplier's ability to perform under this Agreement is affected by the performance of Novus EMS under the Novus Supply Agreement In the event that Novus EMS is in breach of the Novus Supply Agreement (after due notice and opportunity to cure), such breach would cause Supplier to be in breach of this Agreement, then Supplier shall have the right, subject to the provisions of the Novus Supply Agreement, to suspend its obligation to perform under this Agreement for a period of ninety (90) days (the "Suspension Period"). During such Suspension Period, Supplier shall have the right to seek to compel Novus EMS to perform and/or to arrange for another manufacturer to produce and deliver Product and, thereby, Supplier can cure the breach and preserve its rights under this Agreement. In the event that Supplier is unable to prevail upon Novus EMS or another manufacturer to manufacture and deliver Product within the Suspension Period, then Company may elect to invoke the MANUFACTURING RIGHTS clause and Company shall have the right to suspend its Purchase Commitment during the Suspension Period. If Company elects to invoke its rights under the MANUFACTURING RIGHTS clause, Supplier shall provide the Technology within ten (10) days of receipt of written request from Company, such request to be delivered at or after the end of the Suspension Period.

Article 66—Taxes

        Company shall reimburse Supplier only for the following tax payments with respect to transactions under this Agreement unless Company advises Supplier that an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices.

Article 67—Toxic Substances And Product Hazards

        Supplier hereby warrants to Company that, except as expressly stated elsewhere in this Agreement, all material furnished by Supplier as described in this Agreement is safe for its foreseeable use, is not defined as a hazardous or toxic substance or material under applicable federal, state, or local law, ordinance, rule, regulation or order (hereinafter collectively referred to as "law" or "laws"), and presents no abnormal hazards to persons or the environment. Supplier also warrants that it has no knowledge of any federal, state, or local law that prohibits the disposal of the material as normal refuse without special precautions except as expressly stated elsewhere in this Agreement. Supplier also warrants that, where required by law, all material furnished by Supplier is either on the EPA Chemical Inventory compiled under Section 8(a) of the Toxic Substances Control Act, or is the subject of an EPA-approved pre-manufacture notice under 40 CFR Part 720. Supplier further warrants that all material furnished by Supplier complies with all use restrictions, labeling requirements and all other health and safety requirements imposed under federal, state, or local laws. Supplier further warrants that, where required by law, it shall provide to Company, prior to delivery of the material, a Material Safety Data Sheet which complies with the requirements of the Occupational Safety and Health Act of 1970 and all rules and regulations promulgated thereunder. The foregoing warranties shall not extend to Product produced in compliance with Company's Product Specifications which does not comply with the foregoing laws, rules or regulations and shall not extend to Product manufactured by Company prior to Novus EMS taking over manufacturing of Product from Company.

        Except where expenses are incurred due to Company's Product Specifications (if such Specifications have not been modified by Supplier), Supplier agrees to defend, indemnify and hold Company harmless for any expenses (including, but not limited to, the cost of substitute material, less accumulated depreciation) that Company may incur by reason of the recall or prohibition against continued use or disposal of material furnished by Supplier as described in this Agreement whether such recall or prohibition is directed by Supplier or occurs under compulsion of law; provided, that Supplier shall not so indemnify Company if such expenses are the result of the gross negligence or willful misconduct of Company. Company agrees to cooperate with Supplier to facilitate and minimize the expense of any recall or prohibition against use or disposal of material directed by Supplier or under compulsion of law.

        Except where Legal Claims are incurred due to Company's Product Specifications (if such Specifications have not been modified by Supplier), Supplier further agrees to defend, indemnify and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, costs and expenses (including reasonable attorneys fees) (collectively "Legal Claims") which Company may incur under any applicable federal, state, or local environmental laws, and any and all amendments thereto, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Consumer Product Safety Act of 1982; the Toxic Substance Control Act; the Resource Conservation and Recovery Act; the Federal Insecticide, Fungicide, and Rodenticide Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; and the Atomic Energy Act; and any and all amendments to all applicable federal, state, or local laws, by reason of Company's acquisition, use, distribution or disposal of Product furnished by Supplier under this Agreement; provided, that Supplier shall not so indemnify Company if such Legal Claims are the result of the gross negligence or willful misconduct of Company.

Article 68—Training

        If requested by Company, Supplier will, without charge to Company:

  (a)
  provide instructors and the reasonably necessary instructional material of Supplier's standard format to train Company's personnel in the installation, planning and practices, operation, maintenance and repair of Product furnished under this Agreement. These classes shall be conducted at reasonable intervals at locations agreed upon by Supplier and Company during the term of this Agreement.

    Or, at the option of Company,

  (b)
  Provide to Company training modules or manuals and any reasonably necessary assistance, covering those areas of interest outlined in (a) of this clause, reasonably sufficient in detail, format and quantity to allow Company to develop and conduct its own training program. If Company requests additional training services, Supplier will supply Company with a written quote of all charges applicable and request approval from Company prior to performing such services.

Article 69—Use Of Information

        During performance of this Agreement, the parties may disclose or furnish to each other proprietary marketing, technical, or business information, including, without limitation, products and/or software ("Information"), relating to the subject of this Agreement.

        The receiving party shall: (a) hold Information in confidence using the same degree of care as it normally exercises to protect its own proprietary information, (b) restrict disclosure and use of Information to employees (including any contractors or consultants) with a need-to-know, and not disclose it to any other parties, (c) advise those employees, contractors and consultants of their obligations with respect to the Information, (d) not copy, duplicate, reverse engineer or decompile information, (e) use the Information only in furtherance of performance under this Agreement, and (f) upon expiration or termination of this Agreement, return all information to the disclosing party or at the request of the disclosing party, destroy such Information.

        The receiving party shall have no obligation to keep confidential Information that: (a) was previously known to it free of any confidentiality obligation, (b) was independently developed by it, (c) is or becomes publicly available other than by unauthorized disclosure, (d) is disclosed to third parties by the disclosing party without restriction, or (e) is received from a third party without violation of any confidentiality obligation.

        If a party is faced with legal action or a requirement under government regulations to disclose or make available proprietary Information received hereunder, such party shall forthwith notify the furnishing party and, upon request of the latter, cooperate in contesting such action or requirement at the requesting party's expense. Neither party shall be liable for damages for any disclosure or unauthorized access pursuant to legal action or government regulations or for inadvertent disclosure, access, or use if the customary degree of care as it uses with respect to its own proprietary information has been exercised and if, upon discovery of such inadvertent disclosure, access, or use the furnishing or receiving party has endeavored to prevent any further (inadvertent or otherwise) disclosure or use.

        Obligations imposed by this Section shall survive for a period of five years after termination or expiration of this Agreement.

Article 70—Entire Agreement

        The provisions of this Agreement and orders issued under this Agreement supersede all prior and current oral and written communications, agreements, and understandings of the parties with respect to the subject matter of this Agreement and shall constitute the entire agreement between the parties. The Agreement shall not be modified or rescinded, except by a writing signed by both parties. Provisions on the reverse side of Company's orders and all provisions on Supplier's forms shall be deemed deleted. Estimates or forecasts furnished by Company shall not constitute commitments.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Lucent Technologies Inc.		Lucent Technologies Inc.
By:	/s/ J.K. Brewington	By:	/s/ J. Mejia
Name:	J.K. Brewington	Name:	J. Mejia
Title:	Group President, Wireless Networks	Title:	Chief Supply Chain Officer
Date:	May 31, 2001	Date:	May 31, 2001
FS Corp.
By:	/s/ John C. Huang
Name:	John C. Huang
Title:	Chief Executive Officer
Date:	May 31, 2001

Attachment A-Products and Pricing

							PRICING
General Availability Products		GA DATE
	VERSION		COMCODE	QUANTITY	MOC	FY2001	FY2002	FY2003	FY2004
850 ULAM (44WA31)
	P2	Current	108228230	10,000 - 24,999	$[ ]*	$[ ]*	$[ ]*	—	—
	P3	Dec-01		1,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000			$[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]*	— — — —
	v4	Sep-02		1,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000				$[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]*
1900 ULAM (44WA32)
	P2	Current	108228248	25,000 - 49,999	$[ ]*	$[ ]*	—	—	—
	P3	Current		1,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000	$[ ]*	$[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]*	— — — —	— — — —
	v4	Jun-02		1,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000			$[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]*
850 DBS (ECJ2)
	v1	Current	108903345	1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000	$[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	— — — — —	— — — — —
	v2	Mar-02		1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000			$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	— — — — —
	v3	Mar-03		1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000				$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*
PCS Micromini (44WA39)
	v1	Current	108677006	1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000	$[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*
	v2	Jun-02		1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000			$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*
	v3	Jun-03		1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000				$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*
60W TTU
		Current	107838286		$[ ]*	$[ ]*	$[ ]*	$[ ]*	$[ ]*
Flexent Microcell 850 (44WA29)
		Current	108677006		$[ ]*	$[ ]*	$[ ]*	$[ ]*	$[ ]*

*
Confidential portions omitted and filed separately with the Commission.

PRICING
Pre-General Availability Products		GA DATE
	VERSION		COMCODE	QUANTITY	MOC	FY2001	FY2002	FY2003	FY2004
850 cLAM
	v1	Oct-01		1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000	$[ ]*		$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	— — — — —
	v2	Sep-02		1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000				$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*
	v3	Sep-03		1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000					$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*
pLAM
	v1	Jul-01		1,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000	$[ ]*	$[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]*	— — — —	— — — —
	v2	Apr-02		1,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000			$[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]*	— — — —
	v3	Apr-03		1,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000				$[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]*
iLAM
Subject to the volume	v1	Jun-01		1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000	$[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	— — — — —	— — — — —
	v2	Mar-02		1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000			$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	— — — — —
	v3	Mar-03		1,000 - 4,999 5,000 - 9,999 10,000 - 24,999 25,000 - 49,999 >50,000				$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*	$[ ]* $[ ]* $[ ]* $[ ]* $[ ]*

Note: The Prices and availability dates set forth assume the design requirements for the listed Products are final prior to the Term of this Agreement. Changes to design requirements may result in changes to Prices and availability dates.

*
Confidential portions omitted and filed separately with the Commission.

Attachment B

Product Design Specification	Issue
Cellular Linear Amplifier Module (cLAM - 44WA56/44WA58) Design Specification	0.1
PCS Linear Amplifier Module (pLAM - 44WA44/44WA55) Design Specification	1.0
UMTS Linear Amplifier Module (iLAM - 44WA49/44WA57) Design Specification	1.1
OneBTS Linear Amplifier Module (c-p-i LAM) Physical Design Specification	0.1
Cellular CDMA ICLA (ECJ2) Design Specification	1.0
Cellular CDMA ICLA (ECJ2) Physical Design Specification	1.0
Ultra Linear Amplifier Module (ULAM) Design Specification	1.0
Ultra Linear Amplifier Module (ULAM) Physical Design Specification	1.0
MicroMinicell PCS Amplifier (44WA39) Design Specification	1.0

ATTACHMENT C—ODS Content Certification

To                         (Lucent Contact)             :

This letter certifies the ozone depleting substances (ODS) content of the Products we supplied to Lucent Technologies Inc. ("Lucent"). (Check one that applies)

☐ My company does not incorporate or use any ODS in the manufacturing of Products supplied to Lucent. My company does not use any components manufactured with ODS in the manufacturing of Product supplied to Lucent. Lucent will not incur any ODS taxes from importing or selling this Product. Lucent will not have to label this Product to comply with 40 CFR Part 82 Subpart E.

  ☐ My company incorporates or uses ODS in the manufacturing of Products supplied to Lucent. Attached is the breakdown of the ODS used in the manufacturing of the supplied Product. Lucent can use this information to calculate the appropriate ODS taxes that may result from the import or sale of these Products. The Product will be appropriately labeled to comply with 40 CFR Part 82 Subpart E.

  ☐ My company uses components manufactured with ODS in the manufacturing of Products supplied to Lucent. Attached is the breakdown of the ODS used in the manufacturing of the supplied Product. Lucent can use this information to calculate the appropriate ODS taxes that may result from the import or sale of these Products. The Product will be appropriately labeled to comply with 40 CFR Part 82 Subpart E.

If you have any questions, please call            at                        .

Sincerely,

Name

Title

Supplier Name

ODS Content Breakdown List (Only applicable if Supplier incorporates or uses ODS in the manufacturing of the Products)

Product name or component code	Name of ODS incorporated or used to manufacture Product	Pounds of ODS incorporated or used per each unit of Product (lbs/Product)

Attachment D—Order Fulfillment Process Documentation

Process Definition

        The order fulfillment process includes all activities related to sale of finished goods to Lucent and purchases of finished goods from the EMS.

        Snapshot 1 and 1b addresses the time periods from launch until the end of the blackout period.

Snapshot 1 and 1b

Process Flow

EMS
FS
LU
Perform Capacity Planning
Create Production Orders
Mfg Product
Serial #
Prepare for Shipment
Packing List
Amplifier Finished Good
Create Dummy PO
Post GR
Post Vendor Invoice
Create Dummy Sales Order
Post Invoice
Create Net Invoice
Post Cash
Record Blanket PO
BTO Report
Revised Production Schedule
Blanket PO per OI
Monthly Memo to record sales/cogs
Net Invoice
Net Cash Payment
Place order on factory
Receive product into SIC
Issue Blanket PO to FS
Prepare Monthly Sales memo
Per OI, qty and price, Serial #
Record & Pay Invoice
Weekly
PO# to be used in monthly billings
One time
Monthly

SAP functions are highlighted

Process Description/Assumptions

Order Process

  •
  FS has no visibility/involvement to the ordering process. Lucent communicates directly with the Columbus during Phase 1. In Phase 1b—Lucent communicates directly with the EMS.

Monthly Recording of Sales/Purchases

  •
  FS will provide Atlanta FOC A/P with W9 (sales tax exemption form) and FS address to process payment

  •
  June 1, 2001 Lucent Columbus SIC will issue a blanket purchase order to FS to be referenced in the monthly billings. There will be one purchase order per orderable item or comcode.

  •
  Atlanta FOC A/P receives PO from CB SIC and processes the PO—(Lucent enters into EPPS)

  •
  FS receive PO and enters into books as Sales Order

  •
  Atlanta FOC A/R bills FS monthly invoice by product (net 30 days) to cover cost of EMS.

  •
  Lucent will prepare a monthly orderfill report in flat file format with "¦" as a separator, the following information:

    Manufacturing Comcode¦ Orderable Item¦ Rcvl Qty¦ MOC Cost (Std)¦ Rcvl Date

  •
  Upon receipt of this report, FS will record a (dummy) sales order and (dummy) purchase order (at the agreed upon OI/comcode price and cost, respectively). FS will process the vendor invoices from Lucent to record the cost and liability and FS will issue invoices to Lucent as the customer to record the revenue and receivable. In addition, one invoice will be prepared at the net amount and will be sent to Lucent—Atlanta FOC A/P for payment.

  •
  FS issues Invoices (via Fax) to Atlanta FOC by product to pay against the P.O.

  •
  Lucent will pay the net amount monthly at the agreed upon payment terms. A net invoice will be produced to optimize the FS working capital. Net Payment (per MOU) second business day, of second month after billing

  •
  EFT to FS will be difference between cost and FS price to alleviate cash changing hands more than necessary. The bank information to deposit funds is as follows: First Union National Bank, Charlotte, North Carolina ABA#031201467, Credit to FSCORP, Acct # 2079950072133.

  •
  Upon invoicing, SAP will automatically post a warranty reserve based on a determined rate.

  •
  A separate monthly report will provide the related serial numbers. This report will be delivered on the same day as the monthly orderfill report noted above.

  •
  FS will record the serial numbers In SAP and use this information for Warranty tracking.

Time Line

  •
  Lucent Opens P.O. to FS Corp for each amplifier code by 6/1/01

  •
  Lucent book closing takes place on the last fiscal day of the month (for June this would be Thursday the 28th as the last fiscal day falls on a Friday)

  •
  For the remainder of Lucent F01 these dates are June 28, July 26, August 23 and September 27

  •
  The process timeline requires that all data transfer from LU to FS and FS invoice to LU takes place the same day, i.e., June 28thand consists of the following:

  •
  Monthly orderfill report

    •
    Serial Number Report.

Finished Goods Inventory/Customer Shipment

  •
  FS will not hold any finished goods inventory

  •
  FS will record the finished goods serial numbers in SAP.

Reconciliation Process

  •
  No adjustments to past prices or costs will be made. A quarterly true up will be made to meet the annual Lucent commitment.

Process Impact Overview

FS Resource Requirements

  •
  Resource to maintain master data (prices, finished goods materials, vendor master, etc.) (minimal)

  •
  Resource to enter monthly sales/purchasing transactions (month end- 1 day)

Lucent Information Expectations

  •
  Blanket PO (issued to FS by OI/comcode)

  •
  Monthly memorandum stating—quantity by orderable item (including serial numbers)

  •
  Agreed upon sales price and cost

Business Risk

  •
  No control over ordering process

  •
  Blackout period may prevent Fresh Start from reducing costs or seeing cost reductions

Risk Mitigation

  •
  Agreed to reports should allow sufficient visibility into number of amplifiers "sold' which, along with quarterly true ups should mitigate any control issues.

  •
  Requesting actual MOC be added to monthly report provided by Lucent so that Fresh Start can track cost reductions if applicable. Payment will be made on the basis of Standard MOC.

Process Deliverables

Lucent to Fresh Start

Deliverable	Lucent Supplier	Person	Event	Date or Day	Format	FS Recipient
Lucent sets FS up as ERS Supplier	Atlanta FOC	S. Horn	One Time Event	5/21/01		N/A
Establish Blanket Purchase Order/Amplifier by comcode	Purchasing	T. Chrisley	Yearly	6/1/01	Electronic	M. Jacisin
Post receipt in EPPS for amplifiers rec'd from EMS by comcode	Atlanta FOC	S. Horn	Monthly	Last Fiscal day of month	Manual	N/A
Provide Monthly Orderfill report from MfG Pro	CIO	C. Wilson	Monthly	Last Fiscal day of month	Electronic	M. Jacisin B. Fanelli M. Jacisin
Provide Serial Number report	CIO	R. Cook	Monthly	Last Fiscal day of month	Electronic	M. Jacisin B. Fanelli
Payment to FS per OEM agreement—Net	Atlanta FOC	D. Owens	Monthly	Last Fiscal day of month	EFT	First Union Bank First Union Nat'l Bank. Charlotte, NC ABA#031201467 FS CORP 2079950072133

Fresh Start to Lucent

Deliverable	FS Supplier	Person	Event	Date or Day	Format	Lucent Recipient
Provide W9 Sales Tax Exemption Form	Lucent NVC Group CFO	R. Foster	One Time Only	5/21/01	Electronic—email	S. Horn
Invoice to Lucent	FS Controller	M. Jacisin	Monthly	Last Fiscal day of month	Electronic	S. Horn

Snapshot 3

Process Flow

EMS
FS
LU
Determine Capacity
Record Blanket PO
Receive PO
Make or Ship
Mfg Product
Serial #
Prepare for Shipment
Packing List
Bill
Invoice
Payment
Bill for Services
PO
Ship Notification & Serial #
Record Blanket PO
Record Sales Order
Create PO to CM
PO
Receive Notification of Shipment
Receive Invoice
Bill Customer
Accounting entry
AR/Revenue
Accounting entry (COGS/GR/IR)
No inventory on hand
Accounting entry
GR/IR/AP
Invoice
BANK
Blanket PO
Firm Order
Revised Qty
Capacity Planning w/CM
BTO Report
Invoice
Create Blanket PO
Determine Wkly BTO Qty
Physical Receipt of Product
Record & Pay Invoice
Payment

SAP functions are highlighted

Process Description/Assumptions

Order Process (Lucent to FS)

  •
  FS sales orders will be entered on the front end and will trigger the EMS production based on firm orders.

  •
  Sales price will be based on the quarterly contract price per customer/product.

  •
  Delivery dates will be determined through Built to Order reports provided by Lucent

  •
  No sales tax implications (all orders will be for resale)

  •
  All orders will be from Lucent (none from Annexter)

Purchase Order Process (FS to EMS)

  •
  A purchase order and Build to Order report will be sent (electronically or manually tbd) to the EMS to trigger the production process.

Finished Goods Inventory/Customer Shipment

  •
  The general rule is that FS will not hold finished goods inventory. If the EMS decides to build in advance, they will be responsible for holding that finished goods inventory. The EMS can then ship out of finished goods inventory or mfg to fill a purchase order.

  •
  There will be exceptions where FS needs to store finished goods inventory. Even though the inventory may be owned by FS, it will still be managed, stored and shipped by the EMS unless FS determines they may place in 3rd party storage or distribution center.

  •
  The EMS is responsible for all shipping documentation (including export documentation if that is ever necessary).

  •
  FS will receive notification of the customer shipment. That notification will include related serial numbers and freight costs. Phase 1a—notification timing is subject to Lucent capabilities.

  •
  Customer shipments are made FOB EMS dock—therefore customer owns inventory in transit.

  •
  Finished good level serial numbers only will be stored by FS. EMS will record and track component level serial numbers in their—warranty system (extracts of that data will be made available to FS).

Vendor Invoice

  •
  Vendor invoices will be received per shipment or based on a monthly schedule.

  •
  Freight amounts will be included in the invoice and passed on to the customer.

Customer Invoice/Payment

  •
  FS will generate a customer invoice at time of customer shipment.

  •
  Product sales do not require customer acceptance.

Reconciliation Process

  •
  No adjustments to past prices or costs will be made. Variances to costs will be determined and applied to the next-quarter contracted prices.

Process Impact Overview

FS Resource Requirements

  •
  Sales Support

  •
  Maintain sales orders

  •
  Purchasing support

  •
  Create/maintain purchase orders

  •
  Accounting support

  •
  Record goods receipt/invoice receipt

  •
  Create customer invoices

  •
  Accounts payable

  •
  Cash receipts

Lucent Information Expectations

  •
  Blanket PO

  •
  Firm orders—daily

  •
  Payments

EMS Information Expectations

  •
  Shipment notification and serial number

  •
  Vendor Invoice

Business Risk

  •
  Managing EMS—Experience Curve

QuickLinks

  Exhibit 10.1
Table of Contents Section I—OPERATIONAL TERMS
Lucent Technologies Bell Labs Innovations FS Corp. Supply Agreement Table of Contents
List of Attachments
  Section I—OPERATIONAL TERMS
  Article 1—Effective Period Of Agreement
  Article 2—Novus Transition Period and Interim Supply Agreement
  Article 3—Novus Supply Agreement
  Article 4—Business Relationship
  Article 5—Purchase Commitments
  Article 6—Changes to Purchase Commitment
  Article 7—Payment Terms
  Article 8—Products
  Article 9—Services
  Article 10—Specifications or Drawings
  Article 11—Exclusivity
  Article 12—Special Pricing
  Article 13—Sales And Marketing Of Products
  Article 14—Manufacturing Sourcing Requirements
  Article 15—Contingencies/Dependencies on the Novus Supply Agreement
  Article 16—Ordering Companies
  Article 17—Pricing
  Article 18—Price Adjustments
  Article 19—Cost Reductions
  Article 20—Continuing Availability
  Article 21—Product Changes
  Article 22—Delivery / Flexible Delivery Arrangements / Late Delivery
  Article 23—Performance Metrics
  Article 24—Stranded Inventory
  Article 25—Electronic Commerce
  Article 26—Quality
  Article 27—Epidemic Condition
  Article 28—Warranty
  Article 29—Repairs Not Covered Under Warranty
  Article 30—Repair Procedures
  Article 31—Executive Reviews
  Article 32—Performance Review Process
  Article 33—Notices
  Article 34—Dispute Resolution
  Section II—GENERAL TERMS
  Article 35—Acceptance of Purchase Order
  Article 36—Assignment
  Article 37—Audit
  Article 38—Bankruptcy/Insolvency Termination
  Article 39—Choice Of Law
  Article 40—Default
  Article 41—Delivery Terms / Transfer of Title and Risk of Loss
  Article 42—Export Control
  Article 43—Force Majeure
  Article 44—Forecasting
  Article 45—Ordering Process
  Article 46—Identification
  Article 47—Indemnity
  Article 48—Infringement
  Article 49—Insurance
  Article 50—Invoicing And Shipping
  Article 51—Limitation Of Liability
  Article 52—Manufacturing Rights
  Article 53—Marking
  Article 54—Non-Exclusive Market Rights
  Article 55—Ozone Depleting Substances
  Article 56—Ozone Depleting Substances Labeling
  Article 57—Packing, Labeling and Serialization
  Article 58—Product Conformance Reviews
  Article 59—Product Documentation
  Article 60—Publicity
  Article 61—Registration And Radiation Standards
  Article 62—Releases Void
  Article 63—Severability
  Article 64—Survival Of Obligations
  Article 65—Suspension of Agreement by Supplier
  Article 66—Taxes
  Article 67—Toxic Substances And Product Hazards
  Article 68—Training
  Article 69—Use Of Information
  Article 70—Entire Agreement
Attachment A-Products and Pricing
Attachment B
ATTACHMENT C—ODS Content Certification